EXHIBIT 23.1



                     (LETTERHEAD OF COOPER & LYBRAND L.L.P.)




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                     -----


We consent to the incorporation by reference in the registration statement of Block Drug Company, Inc. on Form S-8 of our report dated June 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of Block Drug Company, Inc. as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



                                                /s/ COOPERS & LYBRAND L.L.P





New York, New York
June 1, 1998